September 23, 2005


Douglas Bauer
Executive Vice President



Dear Doug:

     This letter (the "Agreement") outlines the terms of your employment with PowerLinx (the "Company"), effective April 1, 2005 (the "Effective Date"). This Agreement supersedes and replaces in all respects your previous employment agreement(s), and in agreeing to the terms of this Agreement, you also agree that your previous employment agreement(s) is/are cancelled in all respects.

TERM OF THE AGREEMENT
---------------------

     The term of this Agreement is for a period of three (3) years from its Effective Date (the "Term"). Your base salary is initially set at a rate of $150,000 annually (the "Base Salary"). The Compensation Committee of the Board (the "Compensation Committee") will review your base salary at least annually and may adjust it, as the Compensation Committee deems proper, in accord with your job performance.

STOCK AWARD(S)
--------------

     You are hereby  granted a common stock award of 1,250,000  shares.  You may
receive  future  grants  and/or  options  as  determined  by  the   Compensation
Committee.

BONUS
-----

     Although the Effective Date of this Agreement is April 1, 2005, its bonus provisions cover the full calendar year 2005. You are eligible to receive a bonus, computed quarterly, in an amount equivalent to a minimum of 30% (the "Bonus Percentage") of your base salary earned during the previous calendar quarter ("Quarterly

Bonus"). Your Bonus Percentage will be determined annually by the Compensation Committee. The Quarterly Bonus will be paid at the end of the applicable quarter, and will be paid to you in your choice of cash, shares of common stock, or a combination thereof. The Quarterly Bonus will vest only at the end of the applicable quarter, and you must be employed by the Company at the end of the applicable quarter to be eligible to receive the Quarterly Bonus attributable to that quarter.

FRINGE BENEFITS
---------------

     You will receive $750.00 per month as an Auto Allowance (covering fuel, maintenance, insurance, parking, tolls, and any other automobile transportation expenses you may incur). You will receive three (3) weeks of paid vacation each year, to be used during that calendar year. There is no carryover for unused vacation. Your remaining fringe benefits, including group health plan, paid sick leave, 401(k) plan, etc., will be in accordance with general Company policies applicable to all employees. Your travel (other than expenses included in your Auto Allowance) and entertainment expense approvals and reimbursements will also be handled in accordance with general Company policies applicable to all employees.

TERMINATION FOR CAUSE
---------------------

     If your employment with the Company is terminated for "Cause" (as defined herein) as reasonably determined by the Board of Directors (the `Board"), or if you elect to terminate your employment with the Company voluntarily, without the agreement of the Board, this Agreement will immediately end, and no additional compensation will be paid to you, except for your salary for services rendered through the date of your termination, and any expenses previously submitted and approved for reimbursement. If you elect to terminate your employment with the Company voluntarily, with the agreement of the Board, this Agreement will immediately end, and no additional compensation will be paid to you, except for your salary for services rendered through the date of your termination, any expenses previously submitted and approved for reimbursement, and any unused vacation remaining for that calendar year. If your employment is terminated by the Company for any reason other than for "Cause", this

     Agreement will immediately end, and no additional compensation will be paid to you, except you will receive the Base Salary remaining under the Term of this Agreement.

     As used in this Agreement, "Cause" shall mean: (i) engaging in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to the Company, whether financial or otherwise; (ii) engaging in conduct which gives rise to or results in action by the SEC against you, whether in your official or individual capacity, or against the Company; (iii) committing, confessing, pleading guilty, nolo contendre or no contest (or their equivalent) to, entering into a pretrial intervention or diversion program, having adjudication withheld, or being sanctioned (or their equivalent) regarding, or being convicted of, a felony or any crime (whether misdemeanor or other) or violation of any law, rule, or regulation involving moral turpitude, fraud, dishonesty, misappropriation, embezzlement, misrepresentation; (iv) refusal to perform your duties or responsibilities hereunder as determined by the Board;
(v) chronic  absenteeism as determined by the Board;  (vi) use of illegal drugs;
(vii) insobriety while performing your duties hereunder; (viii) falsification of any report, record, or information submitted by you to the Company; or (ix) material violation of the Confidentiality, No Competition, or No Solicitation provisions of this Agreement.

TERMINATION FOLLOWING DISABILITY
--------------------------------

     You agree that the Company may terminate this Agreement if, because of illness or incapacity, you become unable to perform the essential functions of your position with the Company ("Disabled") for a cumulative twelve (12) week period over the course of a twelve (12) month period. Such cumulative twelve
(12) month period shall commence on the date you become Disabled, and shall re-recommence on the anniversary of that date, provided you are performing the essential functions of employment on the anniversary of that date. If you are not performing the essential functions of your position on the anniversary of the date you become Disabled, such cumulative twelve (12) month period shall re-commence on the date you resume performing the essential functions of your position. If this Agreement is terminated in accordance with this provision, you and the Company agree that the Company shall have no further obligations to you under this Agreement. All terms of this provision are intended to comply with the Family and Medical Leave Act of 1993 ("FMLA") and the Americans with Disabilities Act of 1991 ("ADA"), however, this provision shall not limit or restrict in any way any other rights the Company may have under either the FMLA or the A.

TERMINATION UPON DEATH
----------------------

     You and the Company agree that this Agreement shall terminate immediately upon your death, and the Company shall have no further obligations to you under this Agreement.

TERMINATION UPON DISSOLUTION OR LIQUIDATION
-------------------------------------------

     You and the Company agree that this Agreement shall terminate upon the dissolution or liquidation of the Company, and the Company shall have no further obligations to you under this Agreement.

LEGAL EXPENSES
--------------

     The Company agrees to advance any reasonable legal expenses or related costs which you may incur in connection with a) the current and any subsequent SEC investigations involving the Company, and/or b) in connection with any other investigation, administrative proceeding, or litigation wherein you are named as a defendant in your individual capacity, related to or arising from your position and employment with the Company.

CONFIDENTIALITY
---------------

     You recognize and acknowledge that because of the position of trust you hold with the Company, you have access to, acquire, and assist in developing confidential and proprietary information relating to the business and operations of the Company and certain of its predecessors, and affiliated entities, including but not limited to, information relating to trade secrets, research or development projects or results, strategic marketing and business plans and/or materials, business methods, business policies or practices, techniques, advertising, sales, ongoing business operations and practices, financial data, software codes, and business and customer relationships of the Company (including customer lists and names and addresses of customers) (collectively, the "Confidential

Information").  Confidential  Information does not include any information which
(i) is or becomes generally available to the public other than as a result of a disclosure in violation of this clause; (ii) becomes available to you on a non-confidential basis from a source other than the Company or its agents; (iii) was known by you prior to its disclosure by the Company or its agents; or (iv) is required to be disclosed by order of a court of competent jurisdiction. You acknowledge that the Confidential Information has been and will continue to be of central importance to the Company and that disclosure of such information or its use by others could cause substantial loss to the Company. You agree that:

     (a) All Confidential Information of any kind furnished to you by the Company or its predecessors or affiliated entities or developed by you on behalf of the Company or its predecessors or affiliated entities or at their direction or for their use or otherwise in connection with your employment (whether before, during, or after the Term of this Agreement) is and shall remain the confidential property of the Company, for the sole use of the Company, and shall remain protected for the longest period allowed under applicable state and/or federal law, including protection provided by the Uniform Trade Secrets Act.

     (b) You agree that you will not (whether before, during, or after the Term of this Agreement) reveal such Confidential Information to any person or organization; or use such Confidential Information in a manner that would be detrimental to the Company.

     (c) Upon the termination of your employment with the Company, whether voluntarily or involuntarily, you agree that you will not take any original or copy of any document or electronic file that belongs to the Company that you received while employed by the Company or its predecessors or affiliated entities.

NO COMPETITION
--------------

     During your employment, and for a term of six (6) months after your employment with the Company ends, whether voluntarily or involuntarily, or for the period during which you continue to receive any Base Salary from the Company, whichever is longer, you agree that you will not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation, or control of, or be a director, stockholder or an employee of, or a consultant to, any business, form, corporation, or entity which:

     (a) Is conducting business which competes with the business of the Company or its predecessors or affiliated entities, as conducted any time during your employment with the Company, its predecessors or affiliated entities, or

     (b) Is or was at any time during your employment with the Company or its predecessors or affiliated entities, a vendor, supplier, customer or distributor of the Company or its predecessors or affiliated entities.

     The provisions of this paragraph are not intended to nor shall they prevent you from owning five (5) percent or less of the outstanding stock of any publicly traded company.

NO SOLICITATION
---------------

     During your employment, and for a term of six (6) months after your employment with the Company ends, whether voluntarily or involuntarily, or for the period during which you continue to receive any Base Salary from the Company, whichever is longer, you agree that you will not, directly or indirectly:

     (a) solicit orders for merchandise, products, and/or services sold or rendered by the Company or its predecessors or affiliated entities while you were employed by the Company or its predecessors or affiliated entities from current or former customers of the Company, whether such solicitation is for your own account, or for the account of any other person or entity, or

     (b) attempt to induce or influence any person who was employed by the Company on the date your employment with the Company ended, whether voluntarily or involuntarily, or who was employed by the Company at any time during which you received any Base Salary from the Company, or who was employed by the Company at the expiration of the term of this Agreement, whichever is later, to leave the employment of the Company.

SURVIVAL OF RESTRICTIVE COVENANTS
---------------------------------

     You agree that each covenant outlined above (the paragraphs entitled "NO COMPETITION", and "NO SOLICITATION" (collectively the "Restrictive Covenants")) shall, unless otherwise indicated above, each be construed as agreements independent of any other covenant or provision of this Agreement, and shall survive the termination of this Agreement, and the existence of any claim, complaint, or cause of action that you may have against the Company, whether based upon or arising from this Agreement or otherwise, and shall not constitute a defense to the enforcement of any or all of the Restrictive Covenants by the Company. You agree that a breach of any of the Restrictive Covenants shall automatically toll and suspend the period of the restriction for as long as the breach continues.

REMEDY FOR BREACH OF RESTRICTIVE COVENANTS
------------------------------------------

     You agree that the breach of any of the Restrictive Covenants by you will result in irreparable damage to the Company, and that in the event that you breach or threaten to breach any of the Restrictive Covenants, the Company shall be entitled to immediate preliminary and/or permanent injunctive relief, in any court of competent jurisdiction, as well as liquidated damages and any other money damages, insofar as they may be determined or provided for in this Agreement, as well as attorneys' fees and costs.

     You and the Company agree that it may be difficult, if not impossible, to accurately determine the amount of damages the Company may occur if you breach any of the Restrictive Covenants. You agree that should you breach any of the Restrictive Covenants, the Company shall be entitled to immediately stop making any payments to you of the balance of any Base Salary remaining under the Term of this Agreement. You agree that this is a reasonable amount, as liquidated damages and not as a penalty, based upon the facts and circumstances of known to you and the Company at the time of entering into this Agreement, and with due regard to the future expectations of you and the Company. This amount constitutes the minimum amount of damages which will be incurred by the Company if you breach any of the Restrictive Covenants. You agree that the Company shall be entitled to seek and obtain the full amount of the actual damages incurred by the Company as a result of any breach or violation by you of any of the

Restrictive Covenants, as well as attorneys' fees and costs. You acknowledge and agree that the Company shall also be entitled to seek injunctive relief with regard to any such breach or violation by you of any of the Restrictive Covenants.

     You agree that in any action by the Company to obtain injunctive relief, the Company shall not be required to post an injunction bond in excess of One Thousand Dollars ($1000.00) in order to obtain a temporary restraining order and/or preliminary injunction. Should the Company's action for a temporary restraining order and/or preliminary injunction be granted in whole or in part, and should the Company be ultimately unsuccessful in obtaining a permanent injunction to enforce any of the Restrictive Covenants, you hereby waive any and all rights you may have against the Company for any injuries or damages, including consequential damages, allegedly sustained by you arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.

SCOPE OF THE RESTRICTIVE COVENANTS
----------------------------------

     You and the Company agree that if any court or other judicial authority finds that any of the Restrictive Covenants are overbroad as to the geographic area, activity, or time period covered, that geographic area, activity, or time period shall be reduced to whatever extent such court or other judicial authority deems to be reasonable and appropriate, and the Restrictive Covenants shall be enforced to the full extent of such reduced geographic area, activity, or time period.

WAIVER OF TRIAL BY JURY
-----------------------

     In the event of any dispute regarding this Agreement, or for any action whatsoever regarding or arising from this Agreement, or regarding or arising from your employment with PowerLinx, both you and the Company agree to waive any right to a trial by jmY(.)

VENUE AND CHOICE OF LAW
-----------------------

     You and the Company agree that a) the venue for the enforcement of this Agreement, or for any action whatsoever regarding or arising from this Agreement, or regarding or arising from your employment with PowerLinx, shall be in Hillsborough

County, Florida; and b) this Agreement and/or any action whatsoever regarding or arising from this Agreement or for any action whatsoever regarding or arising from this Agreement, or regarding or arising from your employment with PowerLinx shall be interpreted under and governed by Florida law, excluding its choice of law provisions.

ABILITY TO EARN A LIVING
------------------------

     You acknowledge and represent that when this Agreement is complete, you will be able to earn a living without violating the Restrictive Covenants, and your recognition and representation of this fact is a material condition to the execution of this Agreement and to your continued employment with the Company.




     PowerLinx is genuinely fortunate in having you serve the Company. Your signature below acknowledges your acceptance of the terms of this Agreement.


                                         Sincerely,


                                         James Williams
                                         Chairman of the Board Of Directors



                                         /s/ Frank Sanchez
                                         -----------------
                                         Frank Sanchez
                                         for the Compensastion Committe


    Accepted

    /s/ Douglas Bauer
    -----------------
    Douglas Bauer